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                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED
                            DELL COMPUTER CORPORATION

                          2002 LONG-TERM INCENTIVE PLAN


         Capitalized terms used herein shall have the respective meanings ascribed to them in Section 5.1(a) below.


                                    ARTICLE I

                                     GENERAL

         1.1 PURPOSE. The 2002 Long-Term Incentive Plan (the "PLAN") has been established by Dell Computer Corporation, a Delaware corporation (the "COMPANY"), to attract and retain qualified employees, consultants and directors and to motivate them to achieve long-term goals, to provide incentive compensation opportunities that are competitive with those of similar companies and to further align Participants' interests with those of the Company's other stockholders through compensation alternatives based on the Company's common stock, thereby promoting the long-term financial interests of the Company and enhancing long-term stockholder return.


         1.2 TERM. The Plan shall be effective as of the date on which it is approved by the Company's stockholders (the "EFFECTIVE DATE"), and unless the Plan is sooner terminated by the Board, no Award shall be granted under the plan after the tenth anniversary of the Effective Date.

                                   ARTICLE II

                          ADMINISTRATION AND OPERATION

         2.1 THE COMMITTEE.

                  (a) CONSTITUTION. The Plan will be administered by a committee of the Board (the "COMMITTEE") consisting of two or more directors designated from time to time by the Board. Each member of the Committee shall qualify as a "Non-Employee Director," as defined for purposes of Rule 16b-3 under the Exchange Act, and as an "outside director," as defined for purposes of Section 162(m) of the Code.

                  (b) AUTHORITY.

                           (1) The Committee shall have complete and absolute authority to construe and interpret the Plan and Awards granted hereunder, to establish and amend rules for Plan administration and to make all other determinations that it deems necessary or advisable for the effective administration of the Plan.

                           (2) Subject to the provisions of the Plan, the Committee shall have complete and absolute authority to select Award recipients, to determine the types of Awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of Awards and to amend, modify or suspend Awards. In making Award determinations, the Committee may take into account the nature of services rendered by the



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         recipient, his or her present and potential contribution to the
         Company's success and such other factors as the Committee deems relevant.

                           (3) In all matters relating to the Plan, the Committee shall act in a manner that is consistent with the Company's certificate of incorporation and by-laws and all applicable laws. The decisions and determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. All decisions relating to the Plan and any Award shall be final and binding on all persons. No member of the Committee shall be personally liable for any action or determination relating to the Plan or any Award that was taken or made in good faith.

                  (c) DELEGATION. The Committee may delegate any or all of its authority and responsibilities with respect to the Plan and Awards, on such terms and conditions as it considers appropriate, to the Chief Executive Officer or the President of the Company or to such other members of the Company's management as it may determine; provided, however, that determinations and decisions regarding Awards or other benefits under the Plan to the Executive Officers may not be delegated and shall be made by the Committee. All references to "Committee" herein shall include those persons to whom the Committee has properly delegated authority and responsibility pursuant to this subsection.

         2.2 ELIGIBILITY.

                  (a) The Eligible Recipients shall consist of (1) all employees of the Company and its Subsidiaries, (2) all Non-Employee Directors and (3) any consultants, independent contractors or advisors to the Company or its Subsidiaries whom the Committee identifies as having a direct and significant effect on the performance of the Company or any of its Subsidiaries. No Eligible Recipient shall be entitled to receive any Award under the Plan unless and until such Eligible Recipient has been designated by the Committee to be a Participant and such Eligible Recipient has actually received such Award. The designation of an Eligible Recipient to receive any Award under the Plan shall not require the Committee to designate that person to receive any other Award under the Plan. In selecting Eligible Recipients to be Participants and in determining the type and amount of their respective Awards, the Committee shall consider any and all factors that it deems relevant or appropriate.

                  (b) The Plan does not constitute a contract of employment with any Eligible Recipient or Participant, and selection as a Participant will not give any Eligible Recipient the right to be retained in the employ of the Company or any Subsidiary or to continue to provide services to the Company or any Subsidiary.

         2.3 WITHHOLDING OF TAXES. All distributions under the Plan (including the grant of Awards and the issuance of Stock, cash or other consideration pursuant to an Award) are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Award, or the issuance of any Stock, cash or other consideration pursuant to an Award, on the satisfaction of applicable withholding obligations. The Committee, subject to such requirements as it may impose, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock that the Participant already owns or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.



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                                   ARTICLE III

                           SHARES AVAILABLE FOR AWARDS

         3.1 AUTHORIZED SHARES. The number of Authorized Shares shall be equal to the number of shares of Stock that, at the Effective Date, remain available for issuance under the Company's 1994 Incentive Plan (the "1994 PLAN"). In addition, any shares of Stock underlying outstanding awards under the 1994 Plan that expire without being exercised or would otherwise again be available for issuance under the 1994 Plan shall constitute Authorized Shares hereunder.

         3.2 AVAILABLE SHARES. At any time, the number of shares that may then be issued pursuant to Awards under the Plan (the "AVAILABLE SHARES") shall be equal to the difference between (a) the number of Authorized Shares at such time and (b) the sum of (1) the number of shares of Stock subject to issuance upon exercise or settlement of then outstanding Awards and (2) the number of shares of Stock that have been previously issued upon exercise or settlement of outstanding Awards.

         3.3 RESTORATION OF SHARES. If Stock subject to any Award is not issued or ceases to be issuable for any reason, including because the Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Stock or is exchanged for other Awards, the shares of Stock that were subject to that Award shall no longer be charged against the number of Authorized Shares in calculating the number of Available Shares under Section 3.2 and shall again be included in Available Shares. In addition, any shares of Stock that are issued by the Company in connection with, through the assumption of or in substitution for outstanding awards previously granted by an entity acquired by the Company shall not be charged against the number of Authorized Shares in calculating the number of Available Shares under Section 3.2.

         3.4 ADJUSTMENTS TO NUMBER OF AUTHORIZED SHARES AND AVAILABLE SHARES. In the event of any change in the number of outstanding shares of Stock by reason of a stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the number of Authorized Shares and the number of Available Shares, as well as the exercise price, the number of shares and other appropriate terms of any outstanding Award, may be equitably adjusted by the Committee in its sole discretion.

         3.5 SOURCE OF STOCK. Shares of Stock issued under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares.

         3.6 NO FRACTIONAL SHARES. No fractional shares shall be issued under the Plan or upon exercise or settlement of any Award. The Committee may determine to pay cash in lieu of any fractional share that would otherwise be issuable or may determine to cancel such fractional share with no payment of consideration.

         3.7 LIMITATION ON CERTAIN AWARDS.

                  (a) The maximum number of Authorized Shares that may be issued pursuant to Restricted Awards (as defined below) shall be equal to the number of shares of Stock that, at the Effective Date, remain available for issuance as "Stock


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Awards" under the 1994 Plan; provided, however, that this limitation shall not apply with respect to shares of Stock issued in connection with the exercise or settlement of an Award other than a Restricted Award, whether or not such shares of Stock are subject to a substantial risk of forfeiture when issued. The term "RESTRICTED AWARD" means a Stock Award or a Stock Option with an exercise price that is less than 100% of the Fair Market Value per share of the Stock on the date of grant (provided, however, that a Stock Option shall not be considered to be a Restricted Award if the Participant pays or otherwise foregoes value to the Company in an amount at least equal to the difference between the Fair Market Value per share of Stock on the date of grant and the exercise price).

                  (b) Except for Restricted Awards relating to shares in the Unrestricted Pool (as defined below), all Restricted Awards shall either be subject to a vesting period of three years or more or be subject to vesting (over a period of at least one year) that is contingent upon specified performance standards. A Restricted Award that relates to shares in the Unrestricted Pool may be subject to whatever vesting restriction the Committee specifies, if any. The term "UNRESTRICTED POOL" shall mean, for each fiscal year of the Company, a number of shares of Stock that is equal to 5% of the total number of shares of Stock underlying Awards made under the Plan during such fiscal year.

                  (c) No Participant shall receive in any fiscal year (1) Stock Options to which more than 10,000,000 shares of Stock are subject or (2) Awards (other than Stock Options) to which more than 3,000,000 shares of Stock are subject.

                  (d) No Participant shall receive in any fiscal year cash in payment for or settlement of a Performance Unit in excess of 0.5% of the Company's aggregate consolidated operating income (as reported on the Company's audited consolidated financial statements) during the Vesting Years. "VESTING YEARS" shall mean the number of fiscal years of the Company immediately preceding the fiscal year in which the Performance Unit vests equal to the number of years required for vesting of the Performance Unit as set forth in the applicable Award Agreement.


                                   ARTICLE IV

                                     AWARDS

         4.1 GENERAL. Subject to the provisions of the Plan, the Committee shall determine the type of Award to grant to a Participant. Awards may be granted singly or in combination with other Awards. Awards also may be made in combination with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan, contract or agreement of the Company.

         4.2 AWARD TERMS.

                  (a) Subject to the provisions of the Plan, the Committee shall have complete and absolute authority to determine and establish the terms and provisions of each Award, including (as applicable) (1) the number of shares of Stock subject to the Award, (2) the exercise price or base price per share, (3) the vesting and exercisability schedule (including provisions regarding acceleration of vesting and exercisability), (4) the conditions under which the Award is cancelled or forfeited, (5) whether the Award is transferable and, if so, the circumstances under which such



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Award may be transferred and (6) the termination and expiration of the Awards.
It shall be expressly within the discretion of the Committee to include in any Award terms that provide for the acceleration of vesting and lapse of restrictions, as applicable, upon or following a Participant's death, Permanent Disability or Normal Retirement or upon the occurrence of a Change in Control.

                  (b) Notwithstanding the provisions of subsection (a) of this Section, the following limitations shall apply to the Committee's exercise of its discretion (in addition to any other limitations that may be contained in other provisions of the Plan):

                           (1) The exercise price per share for an Incentive Stock Option shall be not less than 100% of Fair Market Value of the Stock on the date of grant.

                           (2) The exercise price per share for a Non-Qualified Option shall not be less than 100% of the Fair Market Value of the Stock on the date of grant unless:

                                    (A) The Stock Option is granted
                  retroactively in tandem with or as a substitution for a Stock Appreciation Right, in which case the exercise price per share shall not be less than 100% of the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted (as set forth in the applicable Award Agreement);

                                    (B) The exercise price per share is not less
                  than 85% of the Fair Market Value of the Stock on the date of grant and the Participant pays or otherwise foregoes value to the Company in an amount at least equal to the difference between the Fair Market Value per share of Stock on the date of grant and the exercise price; or

                                    (C) The Stock Option relates to shares in
                  the Unrestricted Pool.

                           (3) The base price for a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Stock on the date of grant unless the Stock Appreciation Right is granted retroactively in tandem with or in substitution for a Stock Option, in which case the base price shall not be less than the exercise price of such tandem or replaced Stock Option.

                           (4) No Award (or any portion thereof) may expire more than ten years after the date of grant, except that the Committee may extend the expiration of an Award to no more than fifteen years after the date of grant if necessary, appropriate or desirable under laws, rules or regulations applicable in any foreign jurisdiction.

         4.3 AWARD AGREEMENTS. Each Award will be evidenced by a written Agreement issued by the Company and setting forth the terms, provisions and conditions of such Award (an "AWARD AGREEMENT"). Each Award Agreement shall be in such form as may be specified by the Committee and may be evidenced by an electronic transmission (including an e-mail or reference to a website or other
URL)



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sent to the recipient through the Company's normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Eligible Recipient to affirmatively accept the Award and agree to the terms, provisions and conditions set forth in the Award Agreement by physically or electronically executing the Award Agreement or by otherwise physically or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance and agreement, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Eligible Recipient may be deemed to have accepted the Award and agreed to the terms, provisions and conditions set forth in the Award Agreement.

         4.4 PERFORMANCE BASED COMPENSATION. The Committee may designate any Award as "performance-based compensation" for purposes of Section 162(m) of the Code. Any Awards designated as "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, and the measurement may be stated in absolute terms or relative to comparable companies. Notwithstanding any other provision of the Plan, the Committee may grant an Award that is not contingent on performance goals or is contingent on performance goals other than the Performance Measures, so long as the Committee has determined that such Award is not required to satisfy the requirements for "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

         4.5 TRANSFERABILITY OF AWARDS. The Committee may limit or provide for the transferability of Awards by Participants and may grant an Award that otherwise would be granted to an Eligible Recipient to a permitted transferee of such Eligible Recipient.

         4.6 PROHIBITION ON REPRICING. Notwithstanding any other provision of the Plan, the Committee shall not "reprice" any Stock Option granted under the Plan if the effect of such repricing would be to decrease the exercise price per share applicable to such Stock Option. For this purpose, a "repricing" would include a tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as decreasing the exercise price of outstanding Stock Options.

         4.7 PROHIBITION ON LOANS TO PARTICIPANTS. The Company shall not loan funds to any Participant for the purpose of paying the exercise or base price associated with any Award or for the purpose of paying any taxes associated with the exercise or vesting of an Award.

         4.8 RELOAD PROVISIONS. Stock Options may contain a provision pursuant to which a Participant who pays all or a portion of the exercise price of the Stock Option or the tax required to be withheld pursuant to the exercise of the Stock Option by surrendering shares of Stock shall automatically be granted a Stock Option for the purchase of the number of shares of Stock equal to the number of shares surrendered (a "RELOAD OPTION"). A Reload Option shall have an exercise price per share equal to the Fair Market Value of the Stock on the date of grant of the Reload Option and shall have a term that is no longer than the original term of the exercised Stock Option.



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         4.9 DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award may provide the
Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after such Stock is earned or vested), which payments may be either made currently or credited to an account for the Participant and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

         4.10 SETTLEMENT OF AWARDS. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards or any combination thereof, as the Committee shall determine. Satisfaction of any such obligations under an Award may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents and may include converting such credits into deferred Stock equivalents.

         4.11 AWARDS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors shall not be eligible to receive any Awards under the Plan other than the Awards specified in this Section.

                  (a) DISCRETIONARY AWARDS. The Committee may, in its discretion, grant a Non-Qualified Option or Restricted Stock to any Non-Employee Director; provided, however, that (1) no Non-Employee Director may receive Awards (not including Awards granted in lieu of Annual Cash Retainer pursuant to subsection (b) of this Section) covering more than 50,000 shares of Stock in any Service Year (or, in the case of a newly-elected Non-Employee Director, covering more than two times the annual limit in the Service Year in which such Non-Employee Director is first elected or appointed to the Board) and (2) the aggregate number of shares of Stock awarded as Restricted Stock to a Non-Employee Director during any Service Year (not including Awards granted in lieu of Annual Cash Retainer pursuant to subsection (b) of this Section) may not exceed 20% of the total number of shares of Stock subject to all Awards granted to such Non-Employee Director during such Service Year. Awards under this Section are discretionary, and until the Committee grants an Award to a Non-Employee Director, such Non-employee Director shall not have any right or claim to any Award. The receipt of an Award under the Plan shall not give any Non-Employee Director any right or claim to receive any other Award under the Plan, and the Committee or the Board may determine that any or all Non-Employee Directors are not eligible to receive Awards under the Plan for an indefinite period or for specified Service Years.

                  (b) AWARDS IN LIEU OF ANNUAL CASH RETAINER. In addition to any Awards granted pursuant to subsection (a) of this Section, the Committee, in its discretion, may permit a Non-Employee Director to elect to receive a Non-Qualified Option or Restricted Stock in lieu of all or a portion of his or her Annual Cash Retainer for any Service Year. If the Committee permits any such election, it, in its discretion, shall determine the appropriate terms of such Award (including the appropriate number of shares of Stock subject to the Award and, in the case of a Non-Qualified Option, the appropriate exercise price per share). Any such election, if



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permitted by the Committee, shall be made in accordance with such procedures as are adopted from time to time by the Committee.

                  (c) TERMS OF NON-EMPLOYEE DIRECTOR AWARDS. In connection with the grant of an Award under this Section, the Committee, in its discretion pursuant to Section 4.2, shall establish the terms and provisions of such Award, subject to the following limitations (in addition to any other applicable limitations that may be contained in other provisions of the Plan):

                           (1) The exercise price per share of any Stock Option granted pursuant to this Section shall not be less than 100% of the Fair Market Value of the Stock on the date of grant;

                           (2) No Stock Option (or any portion thereof) granted pursuant to this Section may be exercisable earlier than six months from the date of grant; and

                           (3) No Restricted Stock (or any portion thereof) granted pursuant to this Section may be transferable earlier than six months from the date of grant.


                                    ARTICLE V

                               GENERAL PROVISIONS

         5.1      USE OF TERMS.

                  (a) DEFINED TERMS. As used herein, the following terms shall have the respective meanings indicated below:

         "Annual Cash Retainer" means the annual cash retainer fee, in such amount as is established from time to time by resolution of the Board, payable to a Non-Employee Director for his or her services as a director of the Company.

         "Authorized Shares" means the aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan, as specified in Section 3.1.

         "Available Shares" has the meaning specified in Section 3.2.

         "Award" means an award granted under the Plan. An Award may be in the form of Stock Options, Stock Appreciation Rights, Stock Bonuses, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

         "Award Agreement" has the meaning specified in Section 4.3.

         "Board" means the Board of Directors of the Company.

         "Change in Control" has the meaning specified from time to time by the Committee.

         "Code" means the Internal Revenue Code of 1986.


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         "Committee" has the meaning specified in Section 2.1(a).

         "Company" has the meaning specified in Section 1.1.

         "Effective Date" has the meaning specified in Section 1.2.

         "Eligible Recipient" means any person who is eligible to receive an Award under the Plan, as specified in Section 2.2(a).

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Executive Officer" means an Executive Officer of the Company, as designated from time to time by the Board.

         "Fair Market Value" of a share of Stock on a particular date shall be equal to the average of the high and low sales prices of the Stock (1) reported by the Nasdaq National Market on that date or (2) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date, or in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of Fair Market Value is required to be made hereunder, the Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Notwithstanding the foregoing, the Committee may use any other definition of Fair Market Value consistent with applicable tax, accounting and other rules.

         "Incentive Stock Option" means a Stock Option that is intended to satisfy the requirement applicable to an "incentive stock option" as that term is described in Section 422(b) of the Code.

         "1994 Plan" has the meaning specified in Section 3.1.

         "Non-Employee Director" means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

         "Non-Qualified Option" means a Stock Option that is not intended to satisfy the requirement applicable to an "incentive stock option" as that term is described in Section 422(b) of the Code.

         "Normal Retirement" has the meaning specified from time to time by the Committee.

         "Participant" means any person who receives an Award under the Plan.

         "Performance Measures" mean (1) total stockholder return (Stock price appreciation plus dividends), (2) net income, (3) earnings per share, (4) return on sales, (5) return on equity, (6) return on assets, (7) return on invested capital, (8) increase in the market price of Stock or other securities, (9) revenues (10) operating income, (11) operating margin (operating income divided by revenues), (12) the



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performance of the Company in any of the items mentioned in clause (1) through
(11) in comparison to the average performance of the companies included in the Dow Jones Computer Index or successor index or (13) the performance of the Company in any of the items mentioned in clause (1) through (11) in comparison to the average performance of the companies used in a self-constructed peer group established before the beginning of the period for measuring performance under an Award; and any other performance objective approved by the stockholders of the Company in accordance with Section 162(m) of the Code.

         "Performance Share" is a grant of Stock subject to the satisfaction of specified conditions or the achievement of specified performance goals.

         "Performance Unit" is a right to receive a cash payment subject to the satisfaction of specified conditions or the achievement of specified performance goals.

         "Permanent Disability" has the meaning specified from time to time by the Committee.

         "Plan" has the meaning specified in Section 1.1.

         "Reload Option" has the meaning specified in Section 4.8.

         "Restricted Award" has the meaning specified in Section 3.7(a).

         "Restricted Stock" is Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions or the achievement of specified performance goals.

         "Restricted Stock Unit" is a right to receive Stock in the future, with the right to future delivery of such Stock being subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions or the achievement of specified performance goals.

         "Securities Act" means the Securities Act of 1933.

         "Service Year" means the approximately annual period commencing at an annual meeting of the Company's stockholders and ending at the next annual meeting of the Company's stockholders.

         "Stock" means the common stock, $0.01 par value per share, of the Company.

         "Stock Appreciation Right" is a right to receive an amount, payable in cash or shares of Stock, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date of exercise over a base price for such number of shares of Stock set forth in the applicable Award Agreement.

         "Stock Award" is an Award consisting of Restricted Stock, Restricted Stock Units, Performance Shares or a Stock Bonus.

         "Stock Bonus" is a grant of Stock that is not subject to a substantial risk of forfeiture or other conditions.


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         "Stock Option" is a right to purchase a specified number of shares of
Stock at a specified price. A Stock Option may be an Incentive Stock Option or a Non-Qualified Option.

         "Subsidiary" means any entity of which 50% or more of the total combined voting power of all classes of securities entitled to vote is owned, directly or indirectly, by the Company. Notwithstanding the foregoing, the Committee may use any other definition of "Subsidiary" it deems necessary or desirable in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan.

         "Unrestricted Pool" has the meaning specified in Section 3.7(b).

         "Vesting Years" has the meaning specified in Section 3.7(d).

                  (b) OTHER DEFINITIONAL PROVISIONS.

                           (1) Words of any gender (whether masculine, feminine or neuter) shall be deemed to include all other genders. Words of the singular number shall be deemed to include the plural number, and vice versa, where applicable.

                           (2) When used herein, the word "including" means "including, without limitation."

                           (3) Unless otherwise specified, references herein to Articles or Sections shall be deemed to be references to Articles or Sections, as applicable, of the Plan. When used herein, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to the Plan as a whole and not to any particular provision of the Plan.

         5.2 AMENDMENT AND TERMINATION. The Board or the Committee may at any time and in any way amend, suspend or terminate the Plan or any Award granted under the Plan; provided, however, that no such amendment, suspension or termination may materially impair any Award then outstanding without the consent of the holder of such Award; and provided further, however, that without the requisite vote of the Company's stockholders, no amendment to the Plan may increase the number of shares available for issuance under the Plan or modify any of the limitations described in Section 3.7, 4.2(b), 4.6 or 4.7 in such a manner as to materially reduce such limitation.

         5.3 LIABILITY OF THE COMPANY. By accepting any benefits under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consented to, any action taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board. No Participant or any person claiming under or through a Participant shall have any right or interest, whether vested or otherwise, in the Plan or in any Award hereunder, contingent or otherwise, unless and until such Participant shall have complied with all of the terms, conditions and provisions of the Plan and the Award Agreement relating thereto. Neither the Company, its directors, officers or employees, nor any Subsidiary, shall be liable to any Participant or other person if it is determined for any reason by the


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Internal Revenue Service or any court having jurisdiction that any Incentive
Stock Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation which may be created by the Plan.

         5.4 UNFUNDED PLAN. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards, any such accounts will be used merely as an administrative convenience. Except for the holding of Restricted Stock in escrow, the Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of Stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

         5.5 RIGHTS AS STOCKHOLDER. No Award under the Plan shall confer upon a Participant any right as a stockholder of the Company prior to the date on which he or she fulfills all service requirements and other conditions for receipt of shares of Stock. If the transfer of Stock is restricted, certificates representing such Stock may bear a legend referring to such restrictions.

         5.6 COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision of the Plan or any Award Agreement, the Company shall have no obligation to issue any shares of Stock under the Plan or pursuant to any Award unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan or pursuant to an Award, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. The certificates representing the shares of Stock issued pursuant to an Award under the Plan may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws and regulations.

         5.7 GOVERNING LAW AND VENUE. The Plan and Awards granted hereunder (including Award Agreements evidencing such Awards) will be governed by and construed in accordance with the laws of the State of Delaware, United States of America, other than with respect to choice of laws, rules and principles. Venue for any and all disputes arising out of or in connection with the Plan, any Award hereunder or any Award Agreement shall exclusively be in Williamson County, Texas, United States of America, and the courts sitting in Williamson County, Texas, United States of America shall have exclusive jurisdiction to adjudicate such disputes.

         5.8 FOREIGN JURISDICTIONS. To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may



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adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders.